UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2012

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On September 20, 2012, ULURU Inc., a Nevada corporation (the “Company”), entered into a Binding Term Sheet (the “Term Sheet”) with an affiliate of Melmed Holding AG (“Investor”) relating to an equity investment of $2,000,000 by Investor for 5,000,000 shares of our common stock, par value $0.001 per share (the “Shares”) and warrants to purchase up to 3,000,000 shares of our common stock (the “Warrants”).  Under the Term Sheet, the purchase and sale of the Shares and Warrants will take place at four closings over the next twelve months, with $400,000 being funded upon signing of definitive documents.  The Warrants will have a fixed exercise price of $0.60 per share and may be exercised at any time and from time to time through and including the one-year anniversary thereof.  We have agreed to appoint up to two directors nominated by Investor to serve on our Board of Directors.

Additionally, pursuant to the Term Sheet, Investor will enter into a worldwide license and supply agreement with the Company related to certain dental applications of our OraDisc™ erodible film technology, to include benzocaine, amlexanox (exclusive of Europe), re-mineralization, fluoride, de-sensitizing, and long acting breath freshener.  We will receive a non-dilutable 25% ownership interest in a subsidiary that will be established to license the OraDisc™ rights and will also receive a 5% royalty on products sold worldwide.  The Company also agreed to expand the territory (currently European Union, Australia, New Zealand, North Africa, and the Middle East) in its existing license and supply agreement with Melmed Holding AG to include Asia (exclusive of China, Hong Kong, Macau, Taiwan, South Korea and Japan).

The Term Sheet, although binding, will be superseded by definitive agreements expected to be signed in the next 30 days.

Item 3.02	Unregistered Sale of Equity Securities

The Shares, the Warrants, and exercise of the Warrants are being issued in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder, based upon the following: (a) the investor confirmed that it was an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and  had such background education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to the Company; (d) the investor acknowledged that the securities being purchased were “restricted securities” for purposes of the Securities Act and agreed to transfer the underlying securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a Form D is expected to be filed with the Commission; and (f) the Shares and Warrants are subject to restrictions on transfer, and restrictive legends will be placed on the Shares and the shares issuable upon exercise.

Item 7.01	Regulation FD Disclosure

On September 25, 2012, the Company issued a press release announcing the execution of the Term Sheet.  A copy of the press release is attached hereto as Exhibit 99.

The information set forth in this Item 7.01 and Exhibit 99 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99	Press Release issued by ULURU Inc. dated September 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: September 25, 2012	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

Exhibit Index

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99	Press Release issued by ULURU Inc. dated September 25, 2012.